EX-28.e.1.a

Schedule A

Underwriting Agreement

between Nationwide Variable Insurance Trust and

Nationwide Fund Distributors LLC

Effective May 1, 2007

Amended March 9, 2022

Name of Fund

NVIT AQR Large Cap Defensive Style Fund

NVIT Government Bond Fund

NVIT Government Money Market Fund

NVIT Multi-Manager Small Company Fund

NVIT BlackRock Equity Dividend Fund

NVIT Federated High Income Bond Fund

NVIT BNY Mellon Dynamic U.S. Core Fund

NVIT Amundi Multi Sector Bond Fund

NVIT Multi-Manager Small Cap Value Fund

NVIT Mid Cap Index Fund

NVIT Multi-Manager Small Cap Growth Fund

NVIT Emerging Markets Fund

NVIT International Equity Fund

NVIT Investor Destinations Aggressive Fund

NVIT Investor Destinations Moderately Aggressive Fund

NVIT Investor Destinations Capital Appreciation Fund

NVIT Investor Destinations Moderate Fund

NVIT Investor Destinations Balanced Fund

NVIT Investor Destinations Moderately Conservative Fund

NVIT Investor Destinations Conservative Fund

NVIT S&P 500 Index Fund

NVIT American Funds Growth Fund

NVIT American Funds Global Growth Fund

NVIT American Funds Asset Allocation Fund

NVIT American Funds Bond Fund

NVIT American Funds Growth-Income Fund

NVIT Bond Index Fund

NVIT International Index Fund

NVIT Small Cap Index Fund

NVIT Jacobs Levy Large Cap Growth Fund

NVIT Allspring Discovery Fund

NVIT AllianzGI International Growth Fund

NVIT Core Bond Fund

NVIT BNY Mellon Core Plus Bond Fund

NVIT BNY Mellon Sustainable U.S. Equity Fund

NVIT Neuberger Berman Multi Cap Opportunities Fund

NVIT Real Estate Fund

NVIT Blueprint Conservative Fund

NVIT Blueprint Moderately Conservative Fund

NVIT Blueprint Balanced Fund

NVIT Blueprint Moderate Fund

NVIT Blueprint Capital Appreciation Fund

NVIT Blueprint Moderately Aggressive Fund

NVIT Blueprint Aggressive Fund

NVIT Multi-Manager Mid Cap Value Fund

NVIT Short Term Bond Fund

NVIT Columbia Overseas Value Fund

NVIT BNY Mellon Dynamic U.S. Equity Income Fund

NVIT Blueprint Managed Growth Fund

NVIT Blueprint Managed Growth & Income Fund

NVIT Investor Destinations Managed Growth Fund

NVIT Investor Destinations Managed Growth & Income Fund

NVIT Managed American Funds Asset Allocation Fund

NVIT Managed American Funds Growth-Income Fund

NVIT BlackRock Managed Global Allocation Fund

NVIT DoubleLine Total Return Tactical Fund

NVIT iShares® Fixed Income ETF Fund

NVIT iShares® Global Equity ETF Fund

NVIT J.P. Morgan MozaicSM Multi-Asset Fund

NVIT J.P. Morgan U.S. Equity Fund

NVIT GS Large Cap Equity Insights Fund

NVIT GS Small Cap Equity Insights Fund

NVIT GS International Equity Insights Fund

NVIT GS Emerging Markets Equity Insights Fund

NVIT U.S. 130/30 Equity Fund

NVIT S&P 500® 1-Year Buffer Fund Jan

NVIT S&P 500® 1-Year Buffer Fund Feb

NVIT S&P 500® 1-Year Buffer Fund Mar

NVIT S&P 500® 1-Year Buffer Fund Apr

NVIT S&P 500® 1-Year Buffer Fund May

NVIT S&P 500® 1-Year Buffer Fund June

NVIT S&P 500® 1-Year Buffer Fund July

NVIT S&P 500® 1-Year Buffer Fund Aug

NVIT S&P 500® 1-Year Buffer Fund Sep

NVIT S&P 500® 1-Year Buffer Fund Oct

NVIT S&P 500® 1-Year Buffer Fund Nov

NVIT S&P 500® 1-Year Buffer Fund Dec

NVIT S&P 500® 5-Year Buffer Fund Q1

NVIT S&P 500® 5-Year Buffer Fund Q2

NVIT S&P 500® 5-Year Buffer Fund Q3

NVIT S&P 500® 5-Year Buffer Fund Q4

NVIT J.P. Morgan Digital Evolution Strategy Fund

NVIT J.P. Morgan Innovators Fund

NVIT J.P. Morgan Large Cap Growth Fund

NVIT J.P. Morgan US Technology Leaders Fund

*	As approved by the Board of Trustees at its meeting held on March 7-9, 2022.